Exhibit 10.1





                            LOAN AND SECURITY AGREEMENT

                           Dated as of February 7, 1997

                                       Among

                      THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                  as the Lenders

                                        and

                         BANKAMERICA BUSINESS CREDIT, INC.

                                   as the Agent

                                        and

                              MERCURY FINANCE COMPANY

                                        and

                             CERTAIN OTHER BORROWERS,

                                 as the Borrowers


                                 TABLE OF CONTENTS

                                     ARTICLE 1

                         INTERPRETATION OF THIS AGREEMENT

       1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .    1
       1.2  Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . .    8
       1.3  Interpretive Provisions . . . . . . . . . . . . . . . . . . . .    8

                                     ARTICLE 2

                                       LOANS

       2.1  Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

                                     ARTICLE 3

                                 INTEREST AND FEES

       3.1  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       3.2  Maximum Interest Rate . . . . . . . . . . . . . . . . . . . . .   14
       3.3  Closing and Arrangement Fees  . . . . . . . . . . . . . . . . .   15
       3.4  Unused Line Fee . . . . . . . . . . . . . . . . . . . . . . . .   15

                                     ARTICLE 4

                             PAYMENTS AND PREPAYMENTS

       4.1  Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
       4.2  Termination or Extension of Facility  . . . . . . . . . . . . .   15
       4.3  Payments by the Borrowers . . . . . . . . . . . . . . . . . . .   16
       4.4  Payments as Loans . . . . . . . . . . . . . . . . . . . . . . .   16
       4.5  Apportionment, Application and Reversal of Payments . . . . . .   16
       4.6  Indemnity for Returned Payments . . . . . . . . . . . . . . . .   17
       4.7  Agent's and Lenders' Books and Records; Monthly Statements  . .   17

                                     ARTICLE 5

                                       TAXES

       5.1  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
       5.2  Certificates of Lenders . . . . . . . . . . . . . . . . . . . .   18
       5.3  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

                                     ARTICLE 6

                                    COLLATERAL

       6.1   Grant of Security Interest   . . . . . . . . . . . . . . . . .   19
       6.2   Perfection and Protection of Security Interest   . . . . . . .   19
       6.3   Location of Collateral   . . . . . . . . . . . . . . . . . . .   20
       6.4   Title to, Liens on, and Sale and Use of Collateral   . . . . .   20
       6.5   Access and Examination; Confidentiality  . . . . . . . . . . .   21
       6.6   Collateral Reporting   . . . . . . . . . . . . . . . . . . . .   22
       6.7   Right to Cure  . . . . . . . . . . . . . . . . . . . . . . . .   22
       6.8   Power of Attorney  . . . . . . . . . . . . . . . . . . . . . .   22
       6.9   The Agent's and Lenders' Rights, Duties and Liabilities  . . .   22

                                     ARTICLE 7

                 BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

       7.1   Books and Records  . . . . . . . . . . . . . . . . . . . . . .   23
       7.2   Financial Information  . . . . . . . . . . . . . . . . . . . .   23
       7.3   Notices to the Lenders   . . . . . . . . . . . . . . . . . . .   23

                                     ARTICLE 8

                      GENERAL WARRANTIES AND REPRESENTATIONS

       8.1   Authorization, Validity, and Enforceability of this Agreement
             and the Loan Documents   . . . . . . . . . . . . . . . . . . .   24
       8.2   Validity and Priority of Security Interest   . . . . . . . . .   24
       8.3   Organization and Qualification   . . . . . . . . . . . . . . .   25
       8.4   Corporate Name; Prior Transactions   . . . . . . . . . . . . .   25
       8.5   Subsidiaries and Affiliates  . . . . . . . . . . . . . . . . .   25
       8.6   Trade Names  . . . . . . . . . . . . . . . . . . . . . . . . .   25
       8.7   Restrictive Agreements   . . . . . . . . . . . . . . . . . . .   25
       8.8   Labor Disputes   . . . . . . . . . . . . . . . . . . . . . . .   25
       8.9    No Violation of Law . . . . . . . . . . . . . . . . . . . . .   25
       8.10  Regulated Entities   . . . . . . . . . . . . . . . . . . . . .   25
       8.11  Use of Proceeds; Margin Regulations  . . . . . . . . . . . . .   25
       8.12  Copyrights, Patents, Trademarks and Licenses, etc  . . . . . .   26
       8.13  Licenses   . . . . . . . . . . . . . . . . . . . . . . . . . .   26
       8.14  Governmental Authorization   . . . . . . . . . . . . . . . . .   26
       8.15  Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . .   26


                                     ARTICLE 9

                        AFFIRMATIVE AND NEGATIVE COVENANTS

       9.1   Business Conducted   . . . . . . . . . . . . . . . . . . . . .   26
       9.2   Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
       9.3   New Subsidiaries   . . . . . . . . . . . . . . . . . . . . . .   26
       9.4   Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . .   26
       9.5   Further Assurances   . . . . . . . . . . . . . . . . . . . . .   27

                                    ARTICLE 10

                               CONDITIONS OF LENDING

       10.1   Conditions Precedent to Making of Loans on the Closing Date .   27
       10.2   Conditions Precedent to Each Loan . . . . . . . . . . . . . .   28

                                    ARTICLE 11

                                 DEFAULT; REMEDIES

       11.1  Events of Default  . . . . . . . . . . . . . . . . . . . . . .   29
       11.2   Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . .   30

                                    ARTICLE 12

                               TERM AND TERMINATION

       12.1  Term and Termination . . . . . . . . . . . . . . . . . . . . .   31

                                    ARTICLE 13

            AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

       13.1  No Waivers Cumulative Remedies . . . . . . . . . . . . . . . .   32
       13.2  Amendments and Waivers . . . . . . . . . . . . . . . . . . . .   32
       13.3   Assignments; Participations . . . . . . . . . . . . . . . . .   33

                                    ARTICLE 14

                                     THE AGENT

       14.1  Appointment and Authorization  . . . . . . . . . . . . . . . .   34
       14.2  Delegation of Duties . . . . . . . . . . . . . . . . . . . . .   35
       14.3  Liability of Agent . . . . . . . . . . . . . . . . . . . . . .   35
       14.4  Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . .   35
       14.5  Notice of Default  . . . . . . . . . . . . . . . . . . . . . .   36
       14.6  Credit Decision  . . . . . . . . . . . . . . . . . . . . . . .   36
       14.7  Indemnification  . . . . . . . . . . . . . . . . . . . . . . .   36
       14.8  Agent in Individual Capacity . . . . . . . . . . . . . . . . .   37
       14.9  Successor Agent  . . . . . . . . . . . . . . . . . . . . . . .   37
       14.10 Withholding Tax  . . . . . . . . . . . . . . . . . . . . . . .   37
       14.11 Collateral Matters   . . . . . . . . . . . . . . . . . . . . .   39
       14.12 Restrictions on Actions by Lenders; Sharing of Payments  . . .   39
       14.13 Agency for Perfection  . . . . . . . . . . . . . . . . . . . .   40
       14.14 Payments by Agent to Lenders   . . . . . . . . . . . . . . . .   40
       14.15 Concerning the Collateral and the Loan Documents   . . . . . .   40
       14.16 Field Audit and Examination Reports; Disclaimer by Lenders   .   40
       14.17 Relation Among Lenders   . . . . . . . . . . . . . . . . . . .   41

                                    ARTICLE 15

                                   MISCELLANEOUS

       15.1  Cumulative Remedies; No Prior Recourse to Collateral . . . . .   41
       15.2  Severability . . . . . . . . . . . . . . . . . . . . . . . . .   42
       15.3  Governing Law; Choice of Forum; Service of Process; Jury
            Trial
                Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . .   42
       15.4  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . .   42
       15.5  Survival of Representations and Warranties . . . . . . . . . .   43
       15.6  Other Security and Guaranties  . . . . . . . . . . . . . . . .   43
       15.7  Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . .   43
       15.8  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
       15.9  Waiver of Notices  . . . . . . . . . . . . . . . . . . . . . .   44
       15.10 Binding Effect   . . . . . . . . . . . . . . . . . . . . . . .   44
       15.11 Indemnity of the Agent and the Lenders by the Borrowers  . . .   44
       15.12 Limitation of Liability  . . . . . . . . . . . . . . . . . . .   45
       15.13 Final Agreement  . . . . . . . . . . . . . . . . . . . . . . .   45
       15.14 Counterparts   . . . . . . . . . . . . . . . . . . . . . . . .   45
       15.15 Captions   . . . . . . . . . . . . . . . . . . . . . . . . . .   45
       15.16 Right of Setoff  . . . . . . . . . . . . . . . . . . . . . . .   45
       15.17 Joint and Several Liability  . . . . . . . . . . . . . . . . .   90


                              EXHIBITS AND SCHEDULES


  EXHIBIT A -                   NOTICE OF BORROWING

  EXHIBIT B -                   FORM OF ASSIGNMENT AND ACCEPTANCE
                                AGREEMENT

  EXHIBIT C -                   PLEDGE AGREEMENT

  SCHEDULE 1 -                  OTHER BORROWERS

  SCHEDULE 6.3 -                LOCATIONS OF COLLATERAL

  SCHEDULE 8.1 -                CONSENTS

  SCHEDULE 8.2 -                EXISTING LIENS

  SCHEDULE 8.4 -                CORPORATE/FICTITIOUS NAMES; PRIOR TRANSACTIONS

  SCHEDULE 8.5 -                SUBSIDIARIES

  SCHEDULE 8.6 -                TRADE NAMES

  SCHEDULE 8.8 -                LABOR DISPUTES

  SCHEDULE 15.8 -               ADDRESSES FOR NOTICES


                     LOAN AND SECURITY AGREEMENT

        Loan and Security Agreement, dated as of February 7, 1997, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BankAmerica Business Credit, Inc., a Delaware corporation ("BABC") with an office at Chicago, Illinois, as agent for the Lenders (in its capacity as agent, the "Agent"), Mercury Finance Company, a Delaware corporation ("MFC"), with offices at Lake Forest, Illinois, and, each borrower listed in the attached Schedule 1 with offices at Lake Forest, Illinois (together with MFC, the "Borrowers").

                          W I T N E S E T H

       WHEREAS, the Borrowers have requested the Lenders to make available to the Borrowers a revolving line of credit for loans in an amount not to exceed $50,000,000 which extensions of credit each of the Borrowers will use to satisfy certain obligations due, to pay amounts due to certain affiliated insurance companies in the approximate amount of $6,000,000 and for general corporate purposes;

       WHEREAS, the Lenders have agreed to make available to the Borrowers a revolving credit facility upon the terms and conditions set forth in this Agreement.

       NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrowers hereby agree as follows.

                                     ARTICLE 1

                   INTERPRETATION OF THIS AGREEMENT

       1.1  Definitions.  As used herein:

            "Account Debtor" means each Person obligated in any way on or in connection with an Account.

            "Accounts" means all of a Borrower's now owned or hereafter acquired or arising accounts, and any other rights to payment for money loaned to third parties or money due Borrower however evidenced (including credit card receivables) or the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

            "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the voting control of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

            "Agent" means BankAmerica Business Credit, Inc., solely in its capacity as agent for the Lenders, and any successor agent.

            "Agent Advances" has the meaning specified in Section 2.1(i).

            "Agent's Liens" means the Liens granted to the Agent, for the ratable benefit of the Lenders, BABC, and Agent pursuant to this Agreement and the other Loan Documents.

            "Agent-Related Persons" means the Agent and any successor agent, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

            "Agreement" means this Loan and Security Agreement, as the same may be amended or otherwise modified from time to time.

            "Assignee" has the meaning specified in Section 13.3(a).

            "Assignment and Acceptance" has the meaning specified in Section 13.3(a).

            "Attorney Costs" means and includes all fees, expenses and disbursements of any law firm or other external counsel engaged by the Agent, the allocated cost of internal legal services of the Agent and all expenses and disbursements of internal counsel of the Agent.

            "BABC" means BankAmerica Business Credit, Inc.

            "BABC Loan" and "BABC Loans" have the meanings specified in Section 2.1(h).

            "Bank of America" means Bank of America National Trust and Savings Association, a national banking association, or any successor entity thereto.

            "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.).

            "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate" (the "reference rate" being a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

            "Borrower" and "Borrowers" have the meanings specified in the introductory paragraph hereof.

            "Borrowing" means a borrowing hereunder consisting of Loans made on the same day by the Lenders to a Borrower (or by BABC in the case of a Borrowing funded by BABC Loans) or by the Agent in the case of a Borrowing consisting of an Agent Advance.

            "Business Day" means any day that is not a Saturday, Sunday, or a day on which banks in Chicago, Illinois, are required or permitted to be closed.

            "Chattel Paper" means a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods, but a charter or other contract involving the use or hire of a vessel is not chattel paper. When a transaction is evidenced both by such a security agreement or a lease and by an instrument or a series of instruments, the group of writings taken together constitutes chattel paper.

            "Closing Date" means the date of this Agreement.

            "Closing Fee" has the meaning specified in Section 3.3(a).

            "Collateral" has the meaning specified in Section 6.1(a).

            "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.3, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 13.3, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

            "Contract Rights" means, collectively, all of the Borrowers' rights and remedies under, and all moneys and claims for money due or to become due to any Borrower under all Contracts including, without limitation, all rights and claims of a Borrower now or hereafter existing: (i) under any insurance, indemnities, warranties and guarantees provided for or arising out of or in connection with any Contracts; (ii) for any damages arising out of or for breach or default under or in connection with any Contracts; (iii) to all other amounts from time to time paid or payable under or in connection with any Contracts; or (iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

            "Contracts" means any contracts and other agreements, and any and all amendments, supplements, extensions and renewals thereof.

            "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

            "Defaulting   Lender"   has   the  meaning   specified   in  Section
  2.1(g)(ii).

            "Default Rate" means a fluctuating per annum interest rate at all times equal to the lesser of (a) the sum of (i) the Base Rate plus (ii) two percent (2%) and (b) the Maximum Rate described in Section 3.2. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

            "Dollar" and "$" means dollars in the lawful currency of the United States.

            "Environmental Laws" means all federal, state, local or other laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

            "Environmental Lien" means a Lien in favor of any Governmental Authority for (1) any liability under any Environmental Laws, or (2) damages arising from, or costs incurred by such Governmental Authority in response to, a release or threatened release of a contaminant into the environment.

            "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

            "Event of Default" has the meaning specified in Section 11.1.

            "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

            "Fee Letter" means the letter agreement dated as of the date hereof relating to closing and arrangement fees, as the same may be amended, supplemented or otherwise modified from time to time.

            "Funding Date" means the date on which a Borrowing occurs.

            "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

            "General Intangibles" means all of each Borrower's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of each Borrower of every kind and nature (other than Accounts), including, without limitation, all contract rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to a Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to a Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which a Borrower is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to a Borrower.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

            "Inventory" means all of each Borrower's now owned and hereafter acquired inventory, goods and motor vehicles, including those repossessed and held for disposition and sale, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description and all documents of title or other documents representing them.

            "Investment Property" has the meaning specified in the UCC as in effect in the State of Illinois on the Closing Date.

            "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

            "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and BABC to the extent of any BABC Loan outstanding; provided that no such Agent Advance or BABC Loan shall be taken into account in determining any Lender's Pro Rata Share.

            "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property.

            "Loan Account" means a loan account of the Borrowers, which account shall be maintained by the Agent.

            "Loan Documents" means this Agreement, Pledge Agreement, Fee Letter and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

            "Loans" has the meaning specified in Section 2.1 and includes each Agent Advance and BABC Loan.

            "Majority Lenders" means at anytime Lenders whose Pro Rata shares aggregate more than 51% of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than 51% of the aggregate principal amount of the Loans then outstanding.

            "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

            "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Borrowers taken as a whole or any material part of the Collateral; (b) a material impairment of the ability of any Borrower to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any Loan Document.

            "Maximum Revolver Amount" means $50,000,000.

            "MFC" has the meaning specified in the introductory paragraph hereof.

            "Notice of Borrowing" means a notice substantially in the form of Exhibit A.

            "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrowers to the Agent, BABC and/or any Lender arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Agent and/or any Lender in the Borrowers' debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrowers hereunder or under any of the other Loan Documents.

            "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

            "Participating Lender" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

            "Pending Loans" means, at any time, the aggregate principal amount of all Loans requested in any Notice(s) of Borrowing received by the Agent which have not yet been advanced.

            "Permitted Liens" means:

                 (a) Liens for taxes not delinquent or statutory Liens for taxes in an amount not to exceed $100,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the books and records of the Borrower and a stay of enforcement of any such Lien is in effect;

                 (b) the Agent's Liens;

                 (c) deposits under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                 (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demands when due, such claims or demands do not exceed $100,000 in the aggregate; and

                 (e) Judgment and other similar Liens arising in connection with court proceedings to the extent the attachment or enforcement of such Liens would not result in an Event of Default hereunder.

            "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

            "Pledge Agreement" means a pledge agreement of MFC substantially in the form of Exhibit C.


            "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders.

            "Proprietary Rights" means all of the Borrowers' now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

            "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

            "Responsible Officer" means the chief executive officer or the president of the Borrowers, or any other officer having substantially the same authority and responsibility.

            "Settlement" has the meaning specified in Section 2.1(l).

            "Settlement Date" has the meaning specified in Section 2.1(l).

            "Stated Termination Date" means March 10, 1997, as such date may be extended pursuant to Section 4.2(b).

            "Subsidiary" of a Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of MFC.

            "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

            "Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the facility is terminated either by the Borrowers pursuant to Section 4.2 or by the Majority Lenders pursuant to
  Section 11.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever.

            "UCC" means the Uniform Commercial Code (or any successor statute) of the State of Illinois or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

            "Unused Line Fee" has the meaning specified in Section 3.4.

       1.2 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

       1.3  Interpretive Provisions.   (a)   The meanings  of defined terms  are
  equally applicable to the singular and plural forms of the defined terms.

            (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c)       (i)     The  term   "documents"  includes   any  and   all
  instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

            (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

            (e)    The  captions  and   headings  of  this  Agreement   are  for
  convenience of reference only and shall not affect the interpretation of this Agreement.

            (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be applied in accordance with their terms.

            (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.


                                     ARTICLE 2

                                       LOANS


       2.1 Loans. (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 10, each Lender severally agrees, upon a Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Loans") to such Borrower, in amounts not to exceed (except for BABC with respect to BABC Loans or Agent Advances) such Lender's Pro Rata Share of the Maximum Revolver Amount.

            (b) Procedure for Borrowing. (1) Each Borrowing shall be made upon a Borrower's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing which must be received by the Agent prior to 11:00 a.m. (Cherry Hill, New Jersey time) on the requested Funding Date specifying:

                      (A)  the amount of the Borrowing; and

                      (B)  the  requested  Funding   Date,  which  shall   be  a
  Business Day.

               (2) In lieu of delivering the above-described Notice of Borrowing the Borrower may give the Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but Agent shall be entitled to rely on the telephonic notice in making such Loans.

            (c) Reliance upon Authority. On or prior to the Closing Date and thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii), the Borrowers shall deliver to the Agent a writing setting forth (i) the account of the Borrowers to which the Agent is authorized to transfer the proceeds of the Loans requested pursuant to this Section 2.1, and (ii) the names of the officers authorized to request Loans on behalf of each Borrower, and shall provide the Agent with a specimen signature of each such officer. The Agent shall be entitled to rely conclusively on such officer's authority to request Loans on behalf of a Borrower, the proceeds of which are to be transferred to any of the accounts specified by a Borrower pursuant to the immediately preceding sentence, until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the identity of any individual representing him or herself as one of the officers authorized by a Borrower to make such requests on its behalf.

            (d) No Liability. The Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Sections 2.1(b) and (c), which notice the Agent believes in good faith to have been given by an officer duly authorized by a Borrower to request Loans on its behalf or for otherwise acting in good faith under this Section 2.1, and the crediting of Loans to a Borrower's deposit account, or transmittal to such Person as a Borrower shall direct, shall conclusively establish the obligation of each Borrower to repay such Loans as provided herein.

            (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.1(b) shall be irrevocable (unless otherwise agreed by the Agent) and the Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

            (f) Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to Section 2.1(b), the Agent shall elect, in its discretion, (i) to have the terms of Section 2.1(g) apply to such requested Borrowing, or (ii) to request BABC to make a BABC Loan pursuant to the terms of Section 2.1(h) in the amount of the requested Borrowing; provided, however, that if BABC declines in its sole discretion to make a BABC Loan pursuant to Section 2.1(h), the Agent shall elect to have the terms of Section 2.1(g) apply to such requested Borrowing.

            (g) Making of Loans. (i) In the event that the Agent shall elect to have the terms of this Section 2.1(g) apply to a requested Borrowing as described in Section 2.1(f), then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to Section 2.1(b), the Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than noon (Cherry Hill, New Jersey time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Loans, upon satisfaction of the applicable conditions precedent set forth in
  Article 10, the Agent shall make the proceeds of such Loans available to the requesting Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Loans received by the Agent to the account of a Borrower, designated in writing by a Borrower and acceptable to the Agent.

            (ii)   Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the applicable Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to such Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrowers of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing. The failure of any Lender to make any Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date.

            (iii) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrowers to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to the Borrowers shall bear interest at the rate applicable to Loans and for all other purposes of this Agreement shall be treated as if they were Loans; provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (1) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (2) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing, shall be allocated among such performing Lenders ratably based upon their relative Commitments, and shall be calculated based upon the average amount by which the aggregate Pro Rata Shares of the Maximum Revolver Amount of such performing Lenders exceeds the outstanding Loans. This section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower of its duties and obligations hereunder.

            (h) Making of BABC Loans. (i) In the event the Agent shall elect, with the consent of BABC, to have the terms of this Section 2.1(h) apply to a requested Borrowing as described in Section 2.1(f), BABC shall make a Loan in the amount of such Borrowing (any such Loan made solely by BABC pursuant to this Section 2.1(h) being referred to as a "BABC Loan" and such Loans being referred to collectively as "BABC Loans") available to the requesting Borrower on the Funding Date applicable thereto by transferring same day funds to an account of a Borrower, designated in writing by a Borrower and reasonably acceptable to the Agent. Each BABC Loan is a Loan hereunder and shall be subject to all the terms and conditions applicable to other Loans except that all payments thereon shall be payable to BABC solely for its own account (and for the account of the holder of any participation interest with respect to such Loan). The Agent shall not request BABC to make any BABC Loan if the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that one or more of the applicable conditions precedent set forth in Article 10 will not be satisfied on the requested Funding Date for the applicable Borrowing. BABC shall not otherwise be required to determine whether the applicable conditions precedent set forth in Article 10 have been satisfied.

            (ii) The BABC Loans shall be secured by the Collateral, shall constitute Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Loans from time to time.

            (i) Agent Advances. (i) Subject to the limitations set forth in the provisos contained in this Section 2.1(i), the Agent is hereby authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default, or
  (2) at any time that any of the other applicable conditions precedent set forth in Article 10 have not been satisfied, to make Loans to the Borrower on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in
  Section 15.7 (any of the advances described in this Section 2.1(i) being hereinafter referred to as "Agent Advances"); provided, that the Majority
  Lenders may  at any time  revoke the Agent's  authorization contained in  this
  Section 2.1(i) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof.

            (ii) The Agent Advances shall be secured by the Collateral, shall constitute Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Loans from time to time. The Agent shall notify each Lender in writing of each such Agent Advance.

            (j) Notation. The Agent shall record on its books the principal amount of the Loans owing to each Lender, including the BABC Loans owing to BABC, and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records, including computer records. The Agent's and the Lenders' books and records shall constitute rebuttable presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

            (k) Lenders' Failure to Perform. All Loans (other than BABC Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (b) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder, and
  (c) the obligations of each Lender hereunder shall be several, not joint and several.

            (l) Settlement. It is agreed that each Lender's funded portion of the Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Loans. Notwithstanding such agreement, the Agent, BABC, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Loans, the BABC Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

            (i) The Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, (1) on behalf of BABC, with respect to each outstanding BABC Loan,
  (2) for itself, with respect to each Agent Advance, and (3) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 11:00 a.m. (Cherry Hill, New Jersey time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than BABC, in the case of BABC Loans) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the BABC Loans and Agent Advances with respect to which Settlement is requested available to the Agent, for itself or for the account of BABC, in same day funds, to such account of the Agent as the Agent may designate, not later than 1:00 p.m. (Cherry Hill, New Jersey time), on the Settlement Date applicable thereto, regardless of whether any conditions precedent set forth in Article 10 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable BABC Loan or Agent Advance and, together with the portion of such BABC Loan or Agent Advance representing BABC's Pro Rata Share thereof, shall constitute Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three
  (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Loans.

            (ii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether (x) the Agent has requested a Settlement with respect to a BABC Loan or Agent Advance, or
  (y) any conditions precedent set forth in Article 10 have then been satisfied), each other Lender shall irrevocably and unconditionally purchase and receive from BABC or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such BABC Loan or Agent Advance to the extent of such Lender's Pro Rata Share thereof by paying to the Agent, in same day funds, an amount equal to such Lender's Pro Rata Share of such BABC Loan or Agent Advance. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to the Loans.

            (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any BABC Loan or Agent
  Advance  pursuant  to   subsection  (ii)  above,  the   Agent  shall  promptly
  distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such BABC Loan or Agent Advance.

            (iv) Between Settlement Dates, the Agent, to the extent no Agent Advances or BABC Loans are outstanding, may pay over to BABC any payments received by Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Loans, for application to BABC's other outstanding Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to BABC's other outstanding Loans other than to BABC Loans or Agent Advances, as provided for in the previous sentence, BABC shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Loans and BABC's other Loans shall be deemed to be reinstated in the amount so paid to the Agent for the account of the Lenders. During the period between Settlement Dates, BABC with respect to BABC Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Loans other than BABC Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by BABC, the Agent and the other Lenders.

                                     ARTICLE 3

                                 INTEREST AND FEES


       3.1  Interest.

            (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a fluctuating per annum rate equal to the Base Rate. Each change in the Base Rate shall be reflected in the interest rate described in above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Loans will be payable in arrears on the first day of each month hereafter.

            (b) Default Rate. Notwithstanding the provisions of Section 3.1(a), if any Default or Event of Default occurs and is continuing and the Majority Lenders in their discretion so elect, then, while any such Default or Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto.

       3.2 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by the Lenders under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, for any period, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for such period shall be the Maximum Rate, and, if in future periods, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.2, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrowers such excess.

       3.3 Closing and Arrangement Fees. (a) The Borrowers shall pay the Agent, for the account of the Lenders party to this Agreement on the Closing Date, in accordance with their respective Pro Rata Share on the Closing Date the closing fee (the "Closing Fee") specified in the Fee Letter, which Closing Fee shall be fully earned by the Lenders on the Closing Date.

       (b) The Borrowers shall pay the Agent for its own account on the Closing Date an arrangement fee ("Arrangement Fee") specified in the Fee Letter, which Arrangement Fee shall be earned by the Agent on the Closing Date.

       3.4 Unused Line Fee. Until the Obligations have been paid in full and this Agreement terminated, the Borrowers agree to pay, on the first day of each month after the date hereof and on the Termination Date, to the Agent, for the ratable account of the Lenders, an unused line fee equal to one fourth of one percent (0.25%) per annum on the average daily amount by which the Maximum Revolver Amount exceeded the average daily outstanding amount of Loans during the immediately preceding month or shorter period if calculated on the Termination Date. The unused line fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.



                                     ARTICLE 4

                             PAYMENTS AND PREPAYMENTS


       4.1 Loans. The Borrowers shall repay the outstanding principal balance of the Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Loans at any time, and reborrow subject to the terms of this Agreement.

       4.2 Termination or Extension of Facility. (a) The Borrowers may terminate this Agreement upon at least fifteen (15) Business Days' notice to the Agent and the Lenders, upon (i) the payment in full of all outstanding Loans, together with accrued interest thereon, and (ii) the payment in full in cash of all other Obligations together with accrued interest thereon.

       (b) The Borrower may extend the Stated Termination Date to a date no later than June 30, 1997 upon the written request of MFC and delivery to the Agent of evidence satisfactory to the Agent in its sole discretion of all waivers and consents of lenders necessary to prevent such extension from conflicting with other agreements, including the consents of all insurance company lenders.

       4.3 Payments by the Borrowers. (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders at the Agent's address set forth in Section 15.8, and shall be made in Dollars and in immediately available funds, no later than 11:00 a.m. (Cherry Hill, New Jersey time) on the date specified herein. Any payment received by the Agent later than 11:00 a.m. (Cherry Hill, New Jersey time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

       (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

       (c) Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

       4.4 Payments as Loans. All payments of principal, interest, reimbursement obligations in connection with fees and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 15.7, may, at the option of the Agent, in its sole discretion, subject only to the terms of this Section 4.4, be paid from the proceeds of Loans made hereunder, whether made following a request by a Borrower pursuant to Section 2.1 or a deemed request as provided in this Section 4.4. Each Borrower hereby irrevocably authorizes the Agent to charge the Loan Account for the purpose of paying principal and interest on Loans requested by it, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to
  Section 15.7, and agrees that all such amounts charged shall constitute Loans (including BABC Loans and Agent Advances) and that all such Loans so made shall be deemed to have been requested by such Borrower pursuant to Section 2.1.

       4.5   Apportionment,  Application  and Reversal  of Payments.   Aggregate
  principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and shall be identified by a Borrower as to Loans requested by a particular Borrower. Payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent from the Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers; third, to pay interest due in respect of all Loans, including BABC Loans and Agent Advances; fourth, to pay or prepay principal of the BABC Loans and Agent Advances; fifth, to pay or prepay principal of the Loans (other than BABC Loans and Agent Advances); and sixth, to the payment of any other Obligation due to the Agent or any Lender by the Borrowers. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

       4.6 Indemnity for Returned Payments. If, after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender, and the Borrowers shall be liable to pay to the Agent, and hereby do indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section 4.6 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.6 shall survive the termination of this Agreement.

       4.7 Agent's and Lenders' Books and Records; Monthly Statements. The Borrowers agree that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 4.5 and corrections of errors discovered by the Agent), unless a Borrower notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by a Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.


                                     ARTICLE 5

                                       TAXES


       5.1 Taxes. (a) Any and all payments by the Borrowers to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

          (b) Subject to Section 14.10, the Borrowers agree to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date a Lender or the Agent makes written demand therefor.

          (c) If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                (ii)     the   Borrowers   shall   make  such   deductions   and
  withholdings;

                (iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                (iv) the Borrowers shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

          (d) Within 30 days after the date of any payment by the Borrowers of Taxes or Other Taxes, the Borrowers shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

          (e) If the Borrowers are required to pay additional amounts to any Lender or the Agent pursuant to Section 5.1 (b), then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

       5.2 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article 5 shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

       5.3  Survival.  The agreements  and obligations of the Borrowers in  this
  Article 5 shall survive the payment of all other Obligations.


                                     ARTICLE 6

                                    COLLATERAL


       6.1 Grant of Security Interest. (a) As security for all present and future Obligations, each Borrower hereby grants to the Agent, for the ratable benefit of the Agent, BABC and the Lenders, a continuing security interest in, lien on, and right of set-off against, all of the following property of such Borrower, whether now owned or existing or hereafter acquired or existing, regardless of where located:

             (i)     all Accounts;

             (ii) all Inventory, including, without limitation, repossessed motor vehicles;

             (iii) all letters of credit, Contracts, Contract Rights, Chattel Paper, instruments, notes, documents, and documents of title;

             (iv)  all General Intangibles;

             (v) all deposit accounts, credits and balances with and other claims against the Agent or any Lender or any of its affiliates or any other financial institution in which such Borrower maintains deposits;

             (vi) all money, Investment Property, securities and any other property of any kind of such Borrower;

             (vii) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing; and

             (viii) all books, records and other property related to or referring to any of the foregoing, including, without limitation, books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing.

  All of the foregoing, and all other property of any Borrower in which the Agent or any Lender may at any time be granted a Lien to secure the Obligations, is herein collectively referred to as the "Collateral."

          (b)   All  of  the   Obligations  shall  be  secured  by  all  of  the
  Collateral.

       6.2 Perfection and Protection of Security Interest. (a) The Borrowers shall, at their expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including, without limitation: (i) delivering to the Agent the originals of all instruments, documents, and Chattel Paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed or assigned to the Agent without restriction; (ii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (iii) when an Event of Default exists, transferring Inventory to warehouses designated by the Agent; (iv) placing notations on the Borrowers' books of account to disclose the Agent's security interest; (v) delivering to the Agent all letters of credit on which either Borrower is named beneficiary; and (vi) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. To the extent permitted by applicable law, the Agent may file, without either Borrower's signature, one or more financing statements disclosing the Agent's Liens. The Borrowers agree that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

          (b) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrowers' agents or processors, then the Borrowers shall notify the Agent thereof and shall notify such Person of the Agent's security interest in such Collateral and, upon the Agent's request, instruct such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions and the Borrowers shall obtain such documents relating thereto as the Agent shall request. If at any time any Collateral is located on any operating facility of a Borrower which is not owned by such Borrower, then such Borrower shall, at the request of the Agent, obtain written waivers, in form and substance satisfactory to the Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral.

          (c) From time to time, each Borrower shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent, BABC and the Lenders, the Collateral with respect to such Borrower, but such Borrower's failure to do so shall not affect or limit the Agent's security interest or the Agent's other rights in and to the Collateral with respect to such Borrower. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral.

       6.3 Location of Collateral. The Borrowers represent and warrant to the Agent and the Lenders that: (a) each Borrower's chief executive office is at 100 Field Drive, Lake Forest, Illinois 60045, the location of each Borrower's books and records is at 100 Field Drive, Lake Forest, Illinois 60045, the locations of the Collateral are listed in Schedule 6.3, and the locations of all of its other places of business are listed in Schedule 6.3; and (b) Schedule 6.3 correctly identifies any of such facilities and locations that are not owned by a Borrower. Each Borrower covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for such Borrower on Schedule 6.3, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule 6.3, unless it executes any and all financing statements and other documents that the Agent requests in connection therewith.

       6.4 Title to, Liens on, and Sale and Use of Collateral. Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (a) all of the Collateral of such Borrower is and will continue to be owned by such Borrower free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Agent's Liens in the Collateral will not be subject to any prior Lien; (c) such Borrower will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only; and (d) such Borrower will not, without the Agent's prior written approval, sell, or dispose of or permit the sale or disposition of any of the Collateral except for sales of Inventory in the ordinary course of business. The inclusion of proceeds in the Collateral shall not be deemed to constitute the Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

       6.5 Access and Examination; Confidentiality. (a) The Agent accompanied by any Lender which so elects, may, at the Borrowers' expense, at all reasonable times during regular business hours (and at any time when a Default or Event of Default exists) have access to, examine, audit, make extracts from or copies of and inspect any or all of the Borrowers' records, files, and books of account and the Collateral, and discuss the Borrowers' affairs with the Borrowers' officers and management. The Borrowers will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for the Borrowers. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Borrowers' expense, make copies of all of the Borrowers' books and records, or require the Borrowers to deliver such copies to the Agent. The Agent may, without expense to the
  Agent, use such of the Borrowers' respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

          (b) The Borrowers agree that, subject to the Borrowers' prior consent for uses other than in a traditional tombstone, which consent shall not be unreasonably withheld or delayed, the Agent and each Lender may use the Borrowers' name in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement. The Agent and each Lender agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrowers and provided to the Agent or such Lender by or on behalf of the Borrowers, under this Agreement or any other Loan Document, and neither the Agent, nor such Lender nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable requirement of law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participating Lender or assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participating Lender or assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which a Borrower is party or is deemed party with the Agent or such Lender; and (9) to its Affiliates.

       6.6   Collateral  Reporting.    The Borrowers  shall  provide  the  Agent
  weekly such information with respect to the Collateral as the Agent may reasonably request.

       6.7 Right to Cure. The Agent may, in its reasonable discretion, pay any amount or do any act required of any Borrower hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the
  Obligations, the Collateral or the Agent's Liens therein, and which the Borrowers fail to pay or do, including, without limitation, payment of any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 6.7 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Loan Account as a Loan. Any payment made or other action taken by the Agent under this
  Section 6.7 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

       6.8 Power of Attorney. The Borrowers hereby appoint the Agent and the Agent's designee as the Borrowers' attorney, with power so long as any Event of Default has occurred and is continuing: (a) to endorse each Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession;
  (b) to sign each Borrower's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts and on notices of assignment;
  (c) to notify the post office authorities to change the address for delivery of any Borrower's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to a Borrower; (d) to send requests for verification of Accounts to customers or Account Debtors; and (e) to do all things necessary to protect its interest in or exercise its rights with respect to the Collateral; provided however that whether or not an Event of Default has occurred and is continuing, the Borrower hereby appoints the Agent and the Agent's designee as the Borrower's attorney, with power to sign each Borrower's name to any financing statements and other public records and file such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedures. Each Borrower ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys-in-fact will be liable for any acts or omissions or for any error of judgment or mistake of fact or law; provided that each of the Lenders and the Agent shall be liable for gross negligence, bad faith, willful misconduct or fraud. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

       6.9 The Agent's and Lenders' Rights, Duties and Liabilities. Each Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Borrower from any of the Obligations. Following the occurrence and continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from the
  Borrowers, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrowers for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and the Borrowers. The Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as MFC reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.


                                     ARTICLE 7

                 BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

       7.1 Books and Records. The Borrower shall hereafter maintain at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with its audited financial statements. The Borrower shall, by means of appropriate entries, reflect in such accounts and in all financial statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Borrowers shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejections, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

       7.2 Financial Information. The Borrowers shall promptly furnish to each Lender, all such financial information as the Agent or any Lender shall reasonably request, and notify its auditors and accountants that the Agent, on behalf of the Lenders, is authorized to obtain such information directly from them.

       7.3 Notices to the Lenders. Each Borrower shall notify the Agent, in writing of the following matters at the following times:

          (a) Promptly after becoming aware of any Default or Event of Default.

          (b) Promptly after becoming aware of the assertion by the holder of any capital stock of any Borrower or of any Debt that a default exists with respect thereto or that any Borrower is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

          (c) Promptly after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority, or which may materially and adversely affect the Collateral, the repayment of the Obligations, the Agent's or any Lender's rights under the Loan Documents, or any Borrower property, business, operations, or condition (financial or otherwise).

          (d) Promptly after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Borrowers in a manner which could reasonably be expected to have a Material Adverse Effect.

          (e) Promptly after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Borrower which could reasonably be expected to have a Material Adverse Effect.

          (f) Any change in any Borrower's name, state of incorporation, or form of organization, trade names or trade styles under which any Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto.

       Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the applicable Borrower has taken or proposes to take with respect thereto.


                                     ARTICLE 8

                      GENERAL WARRANTIES AND REPRESENTATIONS

       The Borrower warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing:

       8.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral, as applicable. Each Borrower has taken all necessary corporate action (including without limitation, obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent,
  approval,  or   authorization  of,   or  declaration   or  filing   with,  any
  Governmental Authority, and no consent of any other Person, is required in connection with any Borrower's execution, delivery and performance of this Agreement and the other Loan Documents, except for those already duly obtained, including the consents listed on Schedule 8.1. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrowers and constitute the legal, valid and binding obligations of the Borrowers enforceable against the Borrower in accordance with their respective terms without defense, setoff or counterclaim. The Borrowers' execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not (x) conflict with, or constitute a violation or breach of, or constitute a default under, or (y) result in the creation or imposition of any Lien upon the property of any such Person by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which any such Borrower is a party or which is binding upon it,
  (b) any Requirement of Law applicable to any such Borrower, or (c) the certificate or articles of incorporation or by-laws of any such Borrower; provided, however, that as to matters described in clause (x) this representation shall only be applicable with respect to obligations aggregating in excess of $100,000.

       8.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral to secure the Obligations in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral (except Liens set forth in Schedule 8.2 hereof), securing all the Obligations, and enforceable against each Borrower granting a security interest in Collateral and all third parties.

       8.3 Organization and Qualification. Each Borrower (a) is duly incorporated and organized and validly existing in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary in order for it to own or lease its property and conduct its business and (c) has all requisite power and authority to conduct its business and to own its property.

       8.4 Corporate Name; Prior Transactions. No Borrower has, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business except as set forth on
  Schedule 8.4.

       8.5   Subsidiaries  and  Affiliates.    Schedule  8.5 is  a  correct  and
  complete list of the name and relationship to MFC of each and all of the Borrowers and other Subsidiaries and Affiliates.

       8.6 Trade Names. All trade names or styles under which any Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 8.6.

       8.7 Restrictive Agreements. None of the Borrowers is a party to any contract or agreement, or subject to any charter or other corporate restriction, which adversely affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations.

       8.8 Labor Disputes. Except as set forth on Schedule 8.8, (a) there is no collective bargaining agreement or other labor contract covering employees of any Borrower, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Borrower or for any similar purpose, and (d) there is no pending or (to the best of the Borrowers' knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Borrower or its employees.

       8.9 No Violation of Law. None of the Borrowers is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

       8.10 Regulated Entities. None of the Borrowers or any Person controlling the Borrower, is an "Investment Company" within the meaning of the Investment Company Act of 1940. None of the Borrowers is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur indebtedness.

       8.11 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used by each Borrower to satisfy obligations currently due by each Borrower, for general corporate purposes and by MFC for the purpose of paying amounts due to affiliated insurance companies in the approximate amount of $6,000,000. No such proceeds shall be used to repay the principal of any indebtedness for borrowed money.

       8.12 Copyrights, Patents, Trademarks and Licenses, etc. Each of the Borrowers owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Borrower infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of any Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

       8.13 Licenses. Each Borrower has all licenses necessary to engage in its business as now conducted, to make all loans made by it and to purchase all Chattel Paper purchased by it. All such loans and Chattel Paper comply with all applicable laws.

       8.14 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrowers.

       8.15 Benefit. Each Borrower shall receive substantial benefit from the availability of the Loans. The Borrowers acknowledge that their business is managed on a consolidated basis and that each will be benefitted by the application of the proceeds of the Loans.


                                     ARTICLE 9

                        AFFIRMATIVE AND NEGATIVE COVENANTS

          Each Borrower covenants to the Agent and each Lender that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

       9.1   Business  Conducted.   The Borrower  shall not  engage directly  or
  indirectly, in any line of business other than the businesses in which they are engaged on the Closing Date.

       9.2   Liens.   None  of the  Borrowers  shall create,  incur, assume,  or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens and as set forth in Schedule 8.2.

       9.3 New Subsidiaries. The Borrower shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on Schedule 8.5.

       9.4 Use of Proceeds. No Borrower shall use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of any Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

       9.5 Further Assurances. Each Borrower shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

       9.6 Accounts and Chattel Paper. The Borrowers shall at all times on a consolidated basis maintain gross Accounts and Chattel Paper of at least $1,000,000,000.

       9.7 Sale of Assets. The Borrowers shall upon any sale of assets, apply 10% of the net proceeds of such asset sale to the prepayment of the Loans and reduction of the Maximum Revolving Amount.

       9.8 Insurance. The Borrower shall maintain insurance in amounts and against such risks as is customarily maintained by companies engaged in similar businesses in similar locations. Upon request of the Agent, the Borrowers will deliver a certificate to the Agent evidencing such insurance.



                                    ARTICLE 10

                               CONDITIONS OF LENDING


       10.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the initial Loans on the Closing Date are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

          (a) This Agreement and the other Loan Documents have been executed by each party thereto and the Borrowers shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrowers before or on such Closing Date.

          (b)   The Borrowers shall  have paid  the Closing Fee  and Arrangement
  Fee.

          (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct in all material respects as of the Closing Date as if made on such date.

          (d) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made on such date.

          (e) The Agent and the Lenders shall have received such opinions of counsel for the Borrowers as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

          (f)   The Agent shall have received:

             (i)   confirmation     that      proper
  financing statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Lien;

             (ii)    the  certificates  evidencing the
  stock (together with undated stock powers executed in blank) pledged under the Pledge Agreement;

             (iii) certified copies of resolutions of the Board of Directors of each Borrower authorizing or ratifying the execution, delivery and performance by such Borrower of the Loan Documents to which such Borrower is a party; and

             (iv)   a  certificate of  the  Secretary
  or an Assistant Secretary of each Borrower certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party and, to borrow Loans under this Agreement, together with a sample of the true signature of each such officer (it being understood that the Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

          (g) The Borrowers shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby.

       Notwithstanding the foregoing provisions of clause (f)(i), if the financing statements required under clause (f)(i) have been filed only with respect to Collateral in Texas, Illinois and Florida, the Lenders will, subject to the other provisions hereof, make Loans not in excess of $10,000,000 at any time outstanding pending receipt of all such other documents required by clause (f)(i).

       The acceptance by the Borrower of any Loans made on the Closing Date shall be deemed to be a representation and warranty made by the Borrower to the effect that all of the conditions precedent to the making of such Loans have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrowers, dated the Closing Date, to such effect.

       Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 10.1 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 10.1.

       10.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Loans on the Closing Date shall be subject to the further conditions precedent that on and as of the date of any such extension of credit the following statements shall be true, and the acceptance by a Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii), with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

          (a) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified by a Borrower that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

          (b) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default.


                                    ARTICLE 11

                                 DEFAULT; REMEDIES


       11.1    Events of  Default.   It  shall  constitute an  event  of default
  ("Event of Default") if any one or more of the following shall occur for any reason:

          (a) any failure to pay the principal of or interest or premium on any of the Obligations when due, whether upon demand or otherwise;

          (b) any representation or warranty made or deemed made by a Borrower in this Agreement or by a Borrower in any of the other Loan Documents, or any certificate furnished by a Borrower at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

          (c) any default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement or any other Loan Documents or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent and the Majority Lenders) or become void or unenforceable, without the written consent of the Agent and the Majority Lenders;

          (d) any Borrower shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; or (iii) make a general assignment for the benefit of creditors;

          (e) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Borrower or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and either (i) such petition, proposal, action or proceeding shall not have been dismissed within a period of sixty (60) days after its commencement or (ii) an order for relief against any Borrower shall have been entered in such proceeding;

          (f) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for any Borrower or for all or any part of any Borrower's property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of any Borrower;

          (g) any Borrower shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

          (h) one or more judgments or orders for the payment of money, the execution of which are not stayed by a court of competent jurisdiction, aggregating in excess of $100,000, which amount shall not be fully covered by insurance, shall be rendered against any of the Borrowers; and

          (i) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void.

       11.2 Remedies. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Borrower: (a) terminate the Commitments and this Agreement; (b) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 11.1(d), 11.1(e), or 11.1(f), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (c) pursue its other rights and remedies under the Loan Documents and applicable law.

          (b) If an Event of Default exists: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the Borrowers' premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrowers shall, upon the Agent's demand, at the Borrowers' cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrowers agree that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrowers if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five
  (5) Business Days prior to such action to the Borrowers' address specified in or pursuant to Section 15.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrowers. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrowers irrevocably waive: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrowers agree that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, the Borrowers' labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrowers' rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations in whatever order the Agent elects. The Agent will return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency.

          (c) If an Event of Default occurs, the Borrowers hereby waive all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.


                                    ARTICLE 12

                               TERM AND TERMINATION


       12.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date. The Agent upon direction from the Majority Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including, without limitation, all unpaid principal, accrued interest and any early termination or prepayment fees or penalties) shall become immediately due and payable. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrowers shall remain bound by the terms of this Agreement and the other Loan Documents and shall not be relieved of any of their respective Obligations hereunder or thereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder and thereunder (including, without limitation, the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).


                                    ARTICLE 13

            AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS


       13.1 No Waivers Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will not operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrowers of any provision of this Agreement and the other Loan Documents. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

       13.2 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and, the Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrowers and acknowledged by the Agent, do any of the following:

          (a)   increase or extend the Commitment of any Lender;

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

          (e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

          (f)  release Collateral other than as permitted by Section 14.11; or

          (g)  change the definitions of "Majority Lenders".

  and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

       13.3  Assignments; Participations.

          (a) Any Lender may, with (x) the written consent of the Borrowers (which consent shall not be required so long as any Event of Default has occurred and is continuing and which consent shall not be unreasonably withheld) and (y) the written consent of the Agent, assign and delegate to one or more assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 or if less the entire amount of such Lender's Commitment; provided, however, that BankAmerica Business Credit, Inc. shall not assign Commitments in amounts which would cause its retained Commitment to be less than $10,000,000 and provided further that the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in the form of Exhibit B ("Assignment and Acceptance") and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $5,000.

          (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant  hereto;  (2)  such  assigning  Lender  makes  no  representation  or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

          (e) Any Lender may, with the written consent of the Borrowers (which consent shall not be required so long as any Event of Default has occurred and is continuing and which consent shall not be unreasonably withheld), at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrowers (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged,
  (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

          (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.


                                    ARTICLE 14

                                     THE AGENT


       14.1  Appointment and Authorization.   Each Lender hereby  designates and
  appoints BankAmerica Business Credit, Inc. as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 14. The provisions of this
  Article 14 are solely for the benefit of the Agent and the Lenders and the Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, (a) the making of Agent Advances pursuant to Section 2.2(i), and (b) the exercise of remedies pursuant to
  Section 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

       14.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

       14.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrowers or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

       14.4 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 10.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

       14.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender, or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 11; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

       14.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the any Borrower which may come into the possession of any of the Agent-Related Persons.

       14.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in Section 15.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

       14.8 Agent in Individual Capacity. BABC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers and their Subsidiaries and Affiliates as though BABC were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BABC or its Affiliates may receive information regarding the Borrowers or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrowers or such Affiliates) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BABC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include BABC in its individual capacity.

       14.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders and the Borrowers. If the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

       14.10 Withholding Tax. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

             (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

             (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

              (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

  Such  Lender  agrees   to  promptly  notify   the  Agent  of  any   change  in
  circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

          (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

       14.11  Collateral Matters.

          (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrowers of all Loans and all other Obligations;
  (ii) constituting property in which a Borrower owned no interest at the time the Lien was granted and at any time thereafter; or (iii) constituting property leased to the Borrowers under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Majority Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $1,000,000 without the prior written authorization of the Majority Lenders. Upon request by the Agent or the Borrowers at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 14.11.

          (b) Upon receipt by the Agent of any authorization required pursuant to Section 14.11(a) from the Lenders of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect of) all interests retained by the Borrowers, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

          (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrowers or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

       14.12 Restrictions on Actions by Lenders; Sharing of Payments. (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrowers or any accounts of such Persons now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or any other Loan Document or against any Borrower, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

          (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations from the Borrowers, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

       14.13 Agency for Perfection. The Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

       14.14 Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds in accordance with such wire transfer instructions or internal transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion
  thereof)  represents  principal,  premium  or   interest  on  the  Loans,   or
  otherwise.

       14.15 Concerning the Collateral and the Loan Documents. Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent or Majority Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Agent or the Majority Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

       14.16 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

          (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Agent;

          (b) expressly agrees and acknowledges that neither BABC nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

          (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding the Borrowers and will rely significantly upon the Borrowers' books and records, as well as on representations of the Borrowers' personnel;

          (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

          (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, without limitation attorney costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

       14.17 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.


                                    ARTICLE 15

                                   MISCELLANEOUS


       15.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Agent's and each Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agent and the Lenders may have under the UCC or other applicable law. The Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agent and the Lenders may, without limitation, proceed directly against the Borrowers to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

       15.2 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

       15.3 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver. (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST EITHER THE BORROWERS OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

          (c) EACH OF THE BORROWERS, AND IN THE EVENT THE AGENT OR ANY LENDER IS NOT AT ANY RELEVANT TIME LOCATED IN ILLINOIS, THE AGENT AND SUCH LENDER, AS APPLICABLE, HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWERS AT THEIR ADDRESS SET FORTH IN SECTION 15.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, THE LENDERS, ANY BORROWER TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

       15.4 WAIVER OF JURY TRIAL. THE BORROWERS, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

       15.5 Survival of Representations and Warranties. All of the Borrowers' representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

       15.6 Other Security and Guaranties. The Agent may, without notice or demand and without affecting the Borrowers' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the
  Collateral owned by the Borrowers) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

       15.7 Fees and Expenses. The Borrowers agree to pay to the Agent, for its benefit, promptly, all reasonable costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement, including, without limitation: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the allocated costs of Agent's in-house counsel fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for, filing financing statements, amendments and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrowers under the Loan Documents that the Borrowers fail to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals for inspections of the Collateral and the Borrowers' operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof
  (such charge is currently $ 500 per day (or portion thereof) for each agent or employee of the Agent with respect to each field examination or audit);
  (g) reasonable costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral; and (i) costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the allocated cost of Agent's in-house counsel fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Loan Account as Loans as described in Section 4.4.

       15.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, or (b) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as set forth in Schedule 15.8 or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

       15.9 Waiver of Notices. Unless otherwise expressly provided herein, the Borrowers waive presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrowers which the Agent or any Lender may elect to give shall entitle the Borrowers to any or further notice or demand in the same, similar or other circumstances.

       15.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrowers without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

       15.11 Indemnity of the Agent and the Lenders by the Borrowers. The Borrowers agree to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

       15.12 Limitation of Liability. To the extent permitted by applicable law, no claim may be made by the Borrowers, any Lender or other Person against the Agent, any Lender, or the affiliates, directors, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection therewith, and the Borrowers, and each Lender hereby waive, release and agree not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

       15.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Borrowers, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of each of the Agent and the requisite Lenders.

       15.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

       15.15   Captions.   The  captions  contained in  this  Agreement are  for
  convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

       15.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrowers against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWERS HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

       15.17 Joint and Several Liability. The Borrowers shall be jointly and severally liable for all amounts due to any Agent-Related Person and/or any Lender under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to Loans made to it, and the Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Loans made to the other Borrower hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of each Borrower.

       Each Borrower's Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans or other extensions of credit made to the other Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrower (other than the defense that such Obligations have been paid), (ii) the absence of any attempt to collect the Obligations from the other Borrower, any guarantor, or any security therefor, or the absence of any other action to enforce the same,
  (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of the other Borrower, or any part thereof, or any other agreement now or hereafter executed by the other Borrower and delivered to the Agent and/or any Lender, (iv) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral of the other Borrower for the Obligations, (v) the Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111 (b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Agent's and/or any Lender's claim(s) for the repayment of the Obligations of the other Borrower under
  Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrower. With respect to each Borrower's Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans or other extensions of credit made to any other
  Borrower hereunder, each Borrower waives, until the Obligations shall have been paid in full and the Loan Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and/or any Lender now has or may hereafter have against each such Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations or any other liability of the Borrowers to the Agent and/or any Lender. Notwithstanding the foregoing, a Borrower shall be liable for obligations arising from its joint and several liability to the maximum amount of such liability that can be incurred without rendering its Obligation, as a result thereof, a fraudulent conveyance or fraudulent transfer and not for any greater amount.

       Upon any Event of Default, the Agent may proceed directly and at once, without notice, against a Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations. The Borrowers consent and agree that the Agent shall be under no obligation to marshal any assets in favor of a Borrower or against or in payment of any or all of the Obligations.


          IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                MERCURY FINANCE COMPANY

                                By
                                Name:
                                Title:

                                MERCURY FINANCE CORPORATION OF ALABAMA
                                MERCURY FINANCE COMPANY OF ARIZONA
                                MERC FINANCE COMPANY OF CALIFORNIA
                                MERCURY FINANCE COMPANY OF COLORADO
                                MERCURY FINANCE COMPANY OF DELAWARE
                                MERCURY FINANCE COMPANY OF FLORIDA
                                MERCURY FINANCE COMPANY OF GEORGIA
                                MERCURY FINANCE COMPANY OF IDAHO
                                MERCURY FINANCE COMPANY OF ILLINOIS
                                MERCURY FINANCE COMPANY OF INDIANA
                                MERCURY FINANCE COMPANY OF IOWA
                                MERCURY FINANCE COMPANY OF KANSAS
                                MERCURY FINANCE COMPANY OF KENTUCKY
                                MERCURY FINANCE COMPANY OF LOUISIANA
                                MERCURY FINANCE COMPANY OF MICHIGAN
                                MERCURY FINANCE COMPANY OF MISSISSIPPI
                                MERCURY FINANCE COMPANY OF MISSOURI
                                MERCURY FINANCE COMPANY OF NEVADA
                                MERCURY FINANCE COMPANY OF NEW MEXICO
                                MERCURY FINANCE COMPANY OF NEW YORK
                                MERCURY FINANCE COMPANY OF NORTH CAROLINA
                                MERCURY FINANCE COMPANY OF OHIO
                                MFC FINANCE COMPANY OF OKLAHOMA
                                MERCURY FINANCE COMPANY OF OREGON
                                MERCURY FINANCE COMPANY OF PENNSYLVANIA
                                MERCURY FINANCE COMPANY OF SOUTH CAROLINA
                                MERCURY FINANCE COMPANY OF TENNESSEE
                                MFC FINANCE COMPANY OF TEXAS
                                MERCURY FINANCE COMPANY OF UTAH
                                MERCURY FINANCE COMPANY OF VIRGINIA
                                MERCURY FINANCE COMPANY OF WASHINGTON
                                MERCURY FINANCE COMPANY OF WISCONSIN
                                FILCO MARKETING COMPANY
                                MFC FINANCIAL SERVICES, INC.
                                GULFCO FINANCE COMPANY
                                GULFCO INVESTMENT, INC.
                                MIDLAND FINANCE CO.

                                By
                                Name:
                                Title:



  BANKAMERICA BUSINESS CREDIT,
    INC., as a Lender and as the Agent


  By
  Name:
            Vice President







                                     EXHIBIT A

                                NOTICE OF BORROWING



                                     Date:               , 1997





  To: BankAmerica Business Credit, Inc. as Agent for the Lenders who are parties to the Loan and Security Agreement dated as of February 7, 1997 (as extended, renewed, amended, restated or otherwise modified from time to time, the "Loan and Security Agreement") among certain Lenders which are parties thereto, BankAmerica Business Credit, Inc., as Agent, Mercury Finance Company and certain additional borrowers

  Ladies and Gentlemen:

       The undersigned, [INSERT NAME OF REQUESTING BORROWER], refers to the Loan and Security Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:



       1.   The Business Day of the proposed Borrowing is
             , 19   .

       2.   The aggregate amount of the proposed Borrowing  is $
               .

       The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

       (a) The representations and warranties contained in the Loan and Security Agreement and the other Loan Documents are true and correct as though made on and as of such date;

       (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and


                                [INSERT NAME OF REQUESTING BORROWER]



                                By:
                                Title:


                                     EXHIBIT B

                    FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

       This   ASSIGNMENT  AND   ACCEPTANCE   AGREEMENT  (this   "Assignment  and
  Acceptance") dated as of                      , 1997 is made between
                   (the "Assignor") and                                     (the
  "Assignee").

                                     RECITALS

            WHEREAS, the Assignor is party to that certain Loan and Security Agreement dated as of February 7, 1997 (as amended, amended and restated, supplemented, renewed or otherwise modified, the "Loan and Security Agreement") among the several financial institutions from time to time party thereto (including the Assignor, the "Lenders"), BankAmerica Business Credit, Inc., as agent for the Lenders (the "Agent"), Mercury Finance Company and certain additional borrowers (together the Borrowers"). Any terms defined in the Loan and Security Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Loan and Security Agreement;

            WHEREAS, as  provided under  the  Loan and  Security Agreement,  the
  Assignor has  committed  to  making  Loans  (the  "Committed  Loans")  to  the
  Borrowers in an  aggregate amount not to  exceed $                        (the
  "Commitment");

            WHEREAS,  the Assignor  has made  Committed  Loans in  the aggregate
  principal amount of $               to the Borrowers; and

            WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Loan and Security Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount
  equal to $                    (the "Assigned Amount") on the terms and subject
  to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

       1.   Assignment and Acceptance.

            (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except
  as provided  in this  Assignment  and Acceptance)         %  (the  "Assignee's
  Percentage Share") of (A) the Commitment and the Committed Loans of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan and Security Agreement and the Loan Documents.

            (b)  With effect  on and  after the  Effective Date  (as defined  in
  Section 5 hereof), the Assignee shall be a party to the Loan and Security Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan and Security Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan and Security Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Loan and Security Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Article V and Section 15.11 of the Loan and Security Agreement to the extent such rights relate to the time prior to the Effective Date.

            (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $
       .

            (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $
        .

       2.   Payments.

            (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $
       , representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

            (b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 13.3(a) of the Loan and Security Agreement.

       3.   Reallocation of Payments.

       Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment and Committed Loans shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

       4.   Independent Credit Decision.

       The Assignee (a) acknowledges that it has received a copy of the Loan and Security Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrowers, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan and Security Agreement.

       5.   Effective Date; Notices.

            (a)  As between  the Assignor and  the Assignee, the effective  date
  for this Assignment and  Acceptance shall be                     , 199    (the
  "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                 (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

                 (ii) the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                 (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance; and

                 (iv) the processing fee referred to in Section 13.3(a) of the Loan and Security Agreement shall have been paid to the Agent; and

            (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrower and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

       [6.  Agent.  [INCLUDE ONLY IF ASSIGNOR IS AGENT]

            (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Loan and Security Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Loan and Security Agreement.

            (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Loan and Security Agreement.]

       7.   Withholding Tax.

       The Assignee (a) represents and warrants to the Lenders, the Agent and the Borrowers that under applicable law and treaties no tax will be required to be withheld with respect to any payments to be made to the Assignee hereunder or under the Loan and Security Agreement, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrowers prior to the time that the Agent or a Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

       8.   Representations and Warranties.

            (a)  The Assignor represents and warrants  that (i) it is  the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan and Security Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

            (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan and Security Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan and Security Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrowers, or the performance or observance by the Borrowers, of any of its respective obligations under the Loan and Security Agreement or any other instrument or document furnished in connection therewith.

            (c)  The Assignee  represents  and  warrants that  (i)  it  is  duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Loan and Security Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

       9.   Further Assurances.

       The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

       10.  Miscellaneous.

            (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

            (b) All payments made hereunder shall be made without any set-off or counterclaim.

            (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

            (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

            (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in the Northern District of the State of Illinois over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

            (f)  THE  ASSIGNOR   AND  THE   ASSIGNEE   EACH  HEREBY   KNOWINGLY,
  VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AND SECURITY AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).


       IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                [ASSIGNOR]


                                By:
                                Title:


                                By:
                                Title:

                                Address:




                                [ASSIGNEE]


                                By:
                                Title:

                                By:
                                Title:

                                Address:


                                    SCHEDULE 1

                        NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                                  , 19



  BankAmerica Business Credit, Inc.
  200 Lake Drive East
  Suite 201
  Cherry Hill, New Jersey  08002


  Re: Mercury Finance Company

  Ladies and Gentlemen:

       We refer to the Loan and Security Agreement dated as of February 7, 1997 (as amended, amended and restated, supplemented, renewed or otherwise modified from time to time the "Loan and Security Agreement") among the Lenders party thereto, BankAmerica Business Credit, Inc., as agent for the Lenders (the "Agent"), Mercury Finance Company and certain additional borrowers (together the "Borrowers"). Terms defined in the Loan and Security Agreement are used herein as therein defined.

       1.   We  hereby give  you notice  of,  and request  your consent  to, the
  assignment by                 (the "Assignor") to                         (the
  "Assignee") of       % of the right, title and interest of the Assignor in and
  to the Loan and Security Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We
  understand and agree that the Assignor's Commitment, as  of               , 19
  , is $             , the aggregate amount of its outstanding Loans is $
           .

       2. The Assignee agrees that, upon receiving the consent of the Agent to such assignment, the Assignee will be bound by the terms of the Loan and Security Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Loan and Security Agreement.



       3.   The following administrative details apply to the Assignee:

            (A)  Notice Address:




                      Assignee name:
                      Address:




                      Attention:

                      Telephone:     (    )

                      Telecopier:    (    )

                      Telex (Answerback):

            (B)       Payment Instructions:

                      Account No.:
                      At:





                      Reference:

                      Attention:


       4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

       IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                Very truly yours,

                                [NAME OF ASSIGNOR]


                                By:
                                Title:

                                [NAME OF ASSIGNEE]


                                By:
                                Title:



  ACKNOWLEDGED AND ASSIGNMENT
  CONSENTED TO:

  BankAmerica Business Credit, Inc.,
  as Agent

  By:
  Title:

                                    SCHEDULE 1



                                  OTHER BORROWERS


                      MERCURY FINANCE CORPORATION OF ALABAMA
                        MERCURY FINANCE COMPANY OF ARIZONA
                        MERC FINANCE COMPANY OF CALIFORNIA
                        MERCURY FINANCE COMPANY OF COLORADO
                        MERCURY FINANCE COMPANY OF DELAWARE
                        MERCURY FINANCE COMPANY OF FLORIDA
                        MERCURY FINANCE COMPANY OF GEORGIA
                         MERCURY FINANCE COMPANY OF IDAHO
                        MERCURY FINANCE COMPANY OF ILLINOIS
                        MERCURY FINANCE COMPANY OF INDIANA
                          MERCURY FINANCE COMPANY OF IOWA
                         MERCURY FINANCE COMPANY OF KANSAS
                        MERCURY FINANCE COMPANY OF KENTUCKY
                       MERCURY FINANCE COMPANY OF LOUISIANA
                        MERCURY FINANCE COMPANY OF MICHIGAN
                      MERCURY FINANCE COMPANY OF MISSISSIPPI
                        MERCURY FINANCE COMPANY OF MISSOURI
                         MERCURY FINANCE COMPANY OF NEVADA
                       MERCURY FINANCE COMPANY OF NEW MEXICO
                        MERCURY FINANCE COMPANY OF NEW YORK
                     MERCURY FINANCE COMPANY OF NORTH CAROLINA
                          MERCURY FINANCE COMPANY OF OHIO
                          MFC FINANCE COMPANY OF OKLAHOMA
                         MERCURY FINANCE COMPANY OF OREGON
                      MERCURY FINANCE COMPANY OF PENNSYLVANIA
                     MERCURY FINANCE COMPANY OF SOUTH CAROLINA
                       MERCURY FINANCE COMPANY OF TENNESSEE
                           MFC FINANCE COMPANY OF TEXAS
                          MERCURY FINANCE COMPANY OF UTAH
                        MERCURY FINANCE COMPANY OF VIRGINIA
                       MERCURY FINANCE COMPANY OF WASHINGTON
                       MERCURY FINANCE COMPANY OF WISCONSIN
                              FILCO MARKETING COMPANY
                           MFC FINANCIAL SERVICES, INC.
                              GULFCO FINANCE COMPANY
                              GULFCO INVESTMENT, INC.
                                MIDLAND FINANCE CO.

                                   SCHEDULE 6.3

                              LOCATIONS OF COLLATERAL

                                   SCHEDULE 8.1

                                     CONSENTS


       Copies of Consents received are attached hereto.



                                   SCHEDULE 8.2

                                       LIENS

       1. Liens in favor of Lafayette Village Associates on the inventory, equipment and fixtures of Mercury Finance Co. securing obligations not to exceed $50,000.

       2. Liens in favor of AT&T Credit Corp. on leases of Midland Finance Co. securing obligations not to exceed $50,000.



                                   SCHEDULE 8.4

                        CORPORATE NAMES/PRIOR TRANSACTIONS


       Mercury Finance Company has in the past five (5) years acquired all of the outstanding shares of the following: Gulfco Investment, Inc. on April 1, 1993, Midland Finance Co. on September 30, 1994, and ITT Lyndon Property and ITT Lyndon Insurance Company on October 2, 1995.


                                   SCHEDULE 8.5

                            SUBSIDIARIES AND AFFILIATES




       SUBSIDIARIES                      INCORPORATED    DATE   FED ID #

   Mercury Finance Corporation of             AL       03/31/86  36-3432951
   Alabama

   Mercury Finance Company of Arizona         AZ       06/23/87  36-3522774

   Merc Finance Company of California         CA       05/06/87  36-3510697

   Mercury Finance Company of                DEL       06/07/93  36-3894729
   Colorado

   Mercury Finance Company of                DEL       03/27/95  36-4087137
   Delaware

   Mercury Finance Company of Florida        DEL       12/06/83  36-3259211

   Mercury Finance Company of Georgia        DEL       12/06/83  36-3259129

   Mercury Finance Company of Idaho          DEL       02/22/96  36-4087171

   Mercury Finance Company of                DEL       01/11/84  36-3268074
   Illinois

   Mercury Finance Company of Indiana        DEL       09/17/84  36-3323938

   Mercury Finance Company of Iowa           DEL       12/27/96  36-4087170

   Mercury Finance Company of Kansas         DEL       12/06/83  36-3259133

   Mercury Finance Company of                DEL       12/06/83  36-3259134
   Kentucky

   Mercury Finance Company of                DEL       12/06/83 36-3259207
   Louisiana

   Mercury Finance Company of                DEL       02/22/91  36-3925937
   Michigan

   Mercury Finance Company of                DEL       07/16/84  36-3312237
   Mississippi

   Mercury Finance Company of                 MO       07/13/87  36-3526398
   Missouri

   Mercury Finance Company of Nevada          NV       12/17/84  36-3333729

   Mercury Finance Company of New            DEL       03/28/90  36-3960816
   Mexico

   Mercury Finance Company of New            DEL       02/16/96  36-4087168
   York

   Mercury Finance Company of North          DEL       12/06/83  36-3259208
   Carolina

   Mercury Finance Company of Ohio           DEL       10/14/92  36-3853109

   MFC Finance Company of Oklahoma           DEL       01/11/84  36-3268073

   Mercury Finance Company of Oregon         DEL       06/09/95  36-4087166

   Mercury Finance Company of                DEL       01/04/95  36-4005960
   Pennsylvania

   Mercury Finance Company of South          DEL       07/25/84  36-3312238
   Carolina
   Mercury Finance of Tennessee               TN       07/02/87  36-3515680

   MFC Finance Company of Texas              DEL       12/06/83  36-3259209

   Mercury Finance Company of Utah           DEL       01/17/96  36-4087165

   Mercury Finance Company of                DEL       12/06/83  36-3259210
   Virginia

   Mercury Finance Company of                DEL       09/20/94  36-4005959
   Washington

   Mercury Finance Company of                DEL       03/28/90  36-3697121
   Wisconsin

   Filco Marketing Company                   DEL       03/22/96  36-3263395

   MFC Financial Services, Inc.               FL       03/09/88  36-3571098

   Gulfco Finance Company                     LA       07/03/56  72-0606341

   Gulfco Investment, Inc.                    LA       05/20/74  72-0758509

   Midland Finance Co.                        IL       08/26/54  36-2272524

   Twin Mercury Life Insurance                AZ       06/22/78  36-0350654
   Company

   Gulfco Life Insurance Company              LA       07/25/56  72-0509488

   Lyndon General Agency of Texas             TX       04/19/96  75-2647264

   Lyndon Life                                MO       02/21/78  43-1137396

   Lyndon Property                            MO       05/30/78  43-1139865

   Lyndon Warranty                            MO       08/17/95  43-1724227







                                   SCHEDULE 8.6

                                    TRADE NAMES


       Each of the Borrowers does business under its legal name. In addition, Mercury Finance Company of Georgia, Mercury Finance Company of Louisiana, Mercury Finance Company of Mississippi, MFC Finance Company of Texas, and Gulfco Finance Company do business under the trade name "Gulfco Finance".



                                   SCHEDULE 8.8

                                  LABOR DISPUTES


  None



                                   SCHEDULE 15.8

  To Agent or BABC:

  BankAmerica Business Credit, Inc.
  200 Lake Drive East
  Suite 201
  Cherry Hill, New Jersey  08002

  Telecopy No. (609) 321-2288

  with copies to:
  Bank of America NT & SA
  10124 Old Grove Road
  San Diego, California  92131
  Attention:  Legal Department

  Telecopy No. (619) 549-7518



  To the Borrower:

  c/o Mercury Finance Company
  100 Field Drive
  Lake Forest, Illinois  60045

  Telecopy No. (847) ____________

  with copies to:
  Lewis S. Rosenbloom
  McDermott, Will & Emery
  227 W. Monroe St.
  Chicago, Illinois  60606

  Telecopy No. (312) 984-7700